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                                                                     EXHIBIT 5.1





                              September 15, 1999



Board of Directors
First Capital, Inc.
220 Federal Drive, N.W.
Corydon, Indiana 47112

     Re:  First Capital, Inc.
          Registration Statement on Form S-4


Gentlemen:

     We have acted as special counsel for First Capital, Inc., an Indiana corporation ("First Capital") and, at the request of First Capital, have examined the registration statement on Form S-4 (the "Registration Statement"), to be filed on September 16, 1999 by First Capital with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and the regulations promulgated thereunder.

     The Registration Statement relates to, among other things, the registration under the Act of 1,245,812 shares (the "Shares") of common stock, $0.01 par value per share, of First Capital ("First Capital Common Stock"), into which certain shares of common stock, no par value per share, of HCB Bancorp, an Indiana corporation ("HCB Bancorp Common Stock"), will be converted pursuant to an Agreement and Plan of Merger dated as of July 19, 1999 (the "Merger Agreement") by and among First Capital, FC Acquisition Corp. and HCB Bancorp.

     In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of (i) the Articles of Incorporation of First Capital, as filed with the State of Indiana; (ii) the Bylaws of First Capital;
(iii) all minutes of First Capital relating to the issuance of First Capital Common Stock being registered under the Registration Statement; (iv) the Merger Agreement; and (v) the Registration Statement, including the exhibits thereto. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.
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First Capital, Inc.
September 15, 1999
Page 2


     In our examinations, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies and the authenticity of the originals of such copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by First Capital.

     Our opinion is limited to the matters set forth herein and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of Indiana. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

     Based upon and subject to the foregoing, it is our opinion that, subject to approval of the Merger Agreement by First Capital shareholders, the Shares, when issued in accordance with the terms of the Merger Agreement upon consummation of the merger contemplated therein, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the Joint Proxy Statement-Prospectus forming a part of the Registration Statement. In giving such consent we do not hereby admit that we are experts or otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                              Sincerely,

                                              /s/ Muldoon, Murphy & Faucette LLP

                                              MULDOON, MURPHY & FAUCETTE LLP